                                                                    EXHIBIT 4.06



                               SECURITY AGREEMENT
                               (PERSONAL PROPERTY)


         This Security Agreement (as amended, supplemented or restated from time to time, this "Agreement") dated as of April 1, 1999, is by and between TIDEL CASH SYSTEMS, INC. ("TCS"), whose address is 5847 San Felipe, Suite 900, Houston, Texas 77057, and CHASE BANK OF TEXAS, N.A., a national banking association, whose address is 2200 Ross Avenue, 6th Floor, Dallas, Texas 75201 (the "Secured Party"), under the Credit Agreement (as amended, restated and supplemented from time to time, the "Credit Agreement") of even date herewith, by and among Tidel Technologies, L.P. ("Debtor"), Secured Party and Tidel Technologies, Inc.

         TCS and Secured Party agree as follows:

         Any capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement. All principles of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein by reference for all purposes.

                                    ARTICLE 1
                          CREATION OF SECURITY INTEREST

         1.1 In order to secure the prompt and unconditional payment of the indebtedness herein referred to and the performance of the obligations, covenants, agreements and undertakings herein described, TCS hereby grants to Secured Party a security interest in, and mortgage, collaterally assign as security and pledge to Secured Party, all of TCS's rights, titles and interests of every kind and character now owned or hereafter acquired, created or arising in and to the following:

                                    ACCOUNTS

         (a) all accounts, receivables, accounts receivable, reports, customer lists, purchase orders, monies due or recoverable from pension funds, tax refunds, book debts, contract rights and rights to payment no matter how evidenced;

         (b) all chattel paper, notes, drafts, acceptances, payments under leases of equipment or sale of inventory, and other forms of obligations received by or belonging to TCS for goods sold or leased and/or services rendered by TCS;

         (c) all purchase orders, instruments and other documents (including all documents of title) evidencing obligations to TCS, including those for or representing obligations for goods sold or leased and/or services rendered by TCS;

         (d) all monies due or to become due to TCS under all contracts for or arising from the sale or lease of goods and/or performance of services by TCS no matter how evidenced and whether or not earned by performance;


SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 1

         (e) all accounts, receivables, accounts receivable and contract rights arising as a result of TCS's having paid accounts payable (or having had goods sold or leased to TCS or services performed for TCS giving rise to accounts payable) which accounts payable were paid for or were incurred by TCS on behalf of any third parties pursuant to an agreement or otherwise;

         (f) all goods, the sale and delivery of which give rise to any of the foregoing, including any such goods which are returned to TCS for credit;

                                    INVENTORY

         all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property of whatever nature now owned by TCS or hereafter from time to time existing or acquired, wherever located and held for sale or lease, including those held for display or demonstration or out on lease or consignment, or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in TCS's business or which are finished or unfinished goods and all accessions and appurtenances thereto, together with all warehouse receipts and other documents evidencing any of the same and all containers, packing, packaging, shipping and similar materials;

                                    EQUIPMENT

         all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description owned by TCS or in which TCS has an ownership interest, whether now owned or hereafter acquired by TCS and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor;

                               GENERAL INTANGIBLES

         all general intangibles of TCS, whether now owned or hereafter created or acquired by TCS, including all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to TCS to secure payment of any of the Accounts by an account TCS, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts);

                    CASH, CASH EQUIVALENTS AND OTHER PROPERTY

         all property or interests in property now owned or hereafter acquired by TCS, and all property or interests in property now owned or hereafter acquired by TCS in the



SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 2 possession, custody or control of Secured Party or any agent or Affiliate of Secured Party for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise) and all rights and interests of TCS, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans; and (iv) insurance proceeds;

together with all accessions, appurtenances and additions to and substitutions for any of the foregoing; all products and proceeds of any of the foregoing; all renewals and replacements of any of the foregoing; and all accounts, instruments, notes, chattel paper, documents (including all documents of title), books, records, computer programs, computer tapes, computer discs, contract rights and other general intangibles arising from any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of TCS or Secured Party in respect of any of the foregoing). All of the properties and interests described in this Section 1.1 are herein collectively called the "Collateral." The inclusion of proceeds does not authorize TCS to sell, dispose of or otherwise use the Collateral in any manner not otherwise authorized herein.

         1.2 TCS acknowledges, agrees and confirms that value has been given to TCS by Secured Party and that TCS and Secured Party have not agreed to postpone the time for attachment of the security interests in and assignments of the Collateral which are evidenced hereby.

                                    ARTICLE 2
                              SECURED INDEBTEDNESS

         2.1 This Agreement is made to secure all of the following debt and obligations:

             (a) All Indebtedness at any time evidenced by the Notes, the Applications, and any and all modifications, extensions, renewals, rearrangements, replacements and increases of each thereof.

             (b) All other Obligations of Debtor, TCS or any other party under or in connection with the Credit Agreement, this Agreement and the other Loan Documents owed to Secured Party.

         2.2 The term "Debt" means and includes all of the Indebtedness and other Obligations described or referred to in Section 2.1. The Debt includes interest and all other Obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Debtor, TCS or any other Guarantor (Debtor, TCS and each such Guarantor being herein called individually an "Obligor" and collectively, "Obligors") or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason (it being the intention of Secured Party to not reinstate the liability of any discharged Obligor, but only to confirm that the discharge of any Obligor from liability for the Debt shall not effect all remaining Obligors' liability for interest and other Obligations accruing or arising with respect to the Debt after any such discharged Obligor has been released from liability for all or any portion of the Debt. The




SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 3

Debt also includes all reasonable attorneys' fees and any other reasonable expenses incurred by Secured Party in enforcing any of the Loan Documents.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         TCS represents and warrants as follows:

         (a) TCS is the legal and equitable owner and holder of marketable title to the Collateral free of any material adverse claim and free of any Lien except only for the Liens granted hereby and those other Liens (if any) expressly referred to, described in or permitted by this Agreement or any other Loan Documents. Except with respect to Liens permitted by this Agreement or by the terms of the other Loan Documents, TCS has not heretofore signed any financing statement or other similar instrument directly or indirectly affecting the Collateral or any part of it which has not been completely terminated of record, and no such financing statement or other similar instrument signed by TCS is now on file in any public office.

         (b) As of the date of this Agreement, the location of TCS is the address set forth at the beginning of this Agreement and in this regard, TCS's location is defined to mean (i) TCS's place of business if TCS has only one such place of business; or (ii) TCS's chief executive office if TCS has more than one place of business. As of the date of this Agreement, the primary books and records of TCS with regard to the Collateral are maintained and kept at such address of TCS set forth at the beginning of this Agreement.

         (c) No part of the Collateral consists or will consist of consumer goods, farm products or timber and the like or accounts resulting from the sale thereof.

         (d) TCS has the right to use, assign and pledge, without payment of any amounts to any third parties (other than normal licensing fees payable to licensors of prefabricated software programs currently utilized by TCS, if any), any and all accounting, monitoring, billing, recordkeeping or other similar types of systems, together with all related software, currently utilized by TCS in its operations. Prior to commencement of any use by TCS of any custom designed or similar types of accounting, monitoring, billing, recordkeeping or other similar types of systems, together with all related software, TCS shall cause any and all licensors thereof to consent in writing to the use by Secured Party of such systems and related software upon payment by Secured Party to such licensors of the amounts normally due and payable on a periodic basis by TCS to such licensors in connection with TCS's day to day use and implementation of such systems and related software (the form of such consents from the applicable licensors to be upon terms and conditions reasonably acceptable to Secured Party).

         (e) As of the date of this Agreement, TCS has not ever changed its name whether by amendment of its organizational documents or otherwise, except as disclosed in the Organizational Documents of TCS delivered to Secured Party in connection with the execution and delivery of the Credit Agreement and all other Loan Documents.

         (f) The Collateral is free from damage caused by fire or other casualty.



SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 4

         (g) None of the products manufactured and sold, nor any processes or know-how used by TCS, presently infringe or are alleged to infringe, in any material respect, any patent, trade secret, trademark, service mark, tradename, copyright or other proprietary right of any other Person.

         (h) Except for Liens expressly permitted by this Agreement or any of the other Loan Documents, the Liens of this Agreement will constitute valid and perfected first and prior Liens on the Collateral when a financing statement covering the Collateral is duly filed for record in the offices of the Secretary of State of the State of Texas.

         (i) As of the date hereof, other than Inventory of TCS which is in transit, all of the Inventory and Equipment of TCS is located at the locations described on Schedule 1 attached hereto.

                                    ARTICLE 4
                                    COVENANTS

         4.1      TCS covenants and agrees with Secured Party as follows:

                  (a) TCS shall furnish to Secured Party such instruments as may be required by Secured Party to assure the transferability of any Collateral when and as often as may be reasonably requested by Secured Party.

                  (b) If the validity or priority of this Agreement or of any material rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, TCS will give prompt written notice thereof to Secured Party and at TCS's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its reasonable judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall constitute sums advanced pursuant to Section 4.2 of this Agreement.

                  (c) Notwithstanding the security interest in proceeds granted herein, TCS will not, except as otherwise expressly permitted herein or in the other Loan Documents, sell, lease, exchange, lend, rent, assign, license, transfer or otherwise dispose of, or pledge, hypothecate or grant any Lien in, or permit to exist any Lien against, all or any part of the Collateral or any interest therein or permit any of the foregoing to occur or arise or permit title to the Collateral, or any interest therein, to be vested in any other party, in any manner whatsoever, by operation of law or otherwise, without the prior written consent of Secured Party. Except as provided by the Loan Documents or as otherwise permitted herein, TCS shall not, without the prior written consent of Secured Party, (i) acquire any such Collateral under any arrangement whereby the


SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 5 seller or any other person retains or acquires any security interest in such Collateral or (ii) return or give possession of any such Collateral to any supplier or any other Person except in the ordinary course of business. Subject to the exercise of Secured Party's rights and remedies granted herein or in any other Loan Document, TCS may use the Collateral in any lawful manner not inconsistent with this Agreement or the other Loan Documents or with the terms or conditions of any policy of insurance thereon and may also sell or lease such Collateral in the ordinary course of business except as otherwise provided under the other Loan Documents. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. Subject to the exercise of Secured Party's rights and remedies granted herein or in any other Loan Document, TCS may also use and consume any raw materials or supplies, the use and consumption of which are necessary to carry on the business of TCS.

                  (d) If any portion of the Collateral is now or hereafter evidenced by any promissory notes, trade acceptances or other instruments for the payment of money having an original principal or face amount in excess of $10,000, TCS will immediately deliver them to Secured Party, appropriately endorsed to Secured Party's order. Regardless of the form of endorsement, TCS waives presentment, demand, notice of dishonor, protest and notice of protest. After an Event of Default which is continuing, but prior to such delivery, such Collateral shall be held in trust for the benefit of Secured Party and subject to the Liens granted herein.

                  (e) TCS shall maintain property and liability insurance policies covering the Collateral and claims related to the Collateral ("Collateral Insurance") in accordance with the requirements of Section 6.7 of the Credit Agreement. TCS shall deliver certificates evidencing renewal of the Collateral Insurance before termination of any insurance policies representing Collateral Insurance. Upon request, TCS shall deliver certificates evidencing the Collateral Insurance and copies of the underlying policies as they are available. Promptly upon obtaining knowledge thereof, TCS shall notice Secured Party of any casualty to the Collateral which exceeds $100,000 ("Material Casualty"). At the request of Secured Party, TCS shall pursue claims for payment related to the Material Casualty.

                  (f) Upon the receipt by Secured Party or TCS of any insurance proceeds from insurance policies required to be maintained pursuant to Section
6.7 of the Credit Agreement on account of (1) each separate loss, damage or injury to any Collateral in excess of $100,000 if no Default or Event of Default shall have occurred which is continuing or (2) any separate loss, damage or injury to any Collateral (regardless of the amount of loss, damage or injury) if a Default or Event of Default shall have occurred which is continuing, such insurance proceeds shall be promptly delivered and turned over to Secured Party (if the same have not been previously received by Secured Party), and except as otherwise specified below, such insurance proceeds shall be promptly applied by Secured Party in payment of the Debt (such order and manner of application to he at the discretion of Secured Party). With respect to such net insurance proceeds, TCS may elect, by written notice delivered to Secured Party, not later than the tenth day after receipt of such net proceeds by Secured Party or TCS, to utilize and apply all or a portion of such net proceeds for the purpose of replacing, repairing or restoring the relevant Collateral, and in such event, any required application of such net proceeds against the Debt in accordance with the preceding sentence shall be reduced dollar for dollar by the amount of such election by TCS. Such an election by TCS shall not be effective, however, unless (1) at the time



SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 6 of such election no Default or Event of Default shall have occurred which is continuing, (2) TCS shall have certified to Secured Party that the net proceeds of the insurance adjustment for such loss, damage or injury to Collateral, together with other funds available to TCS, shall be sufficient to complete such contemplated replacement, repair or restoration in accordance with all applicable laws, regulations and ordinances, and (3) if the amount of the net proceeds in question exceeds $100,000, TCS shall have obtained the written consent of the Secured Party to such use and application of such insurance proceeds.

                  (g) In the event of a valid election by TCS under Section 4.1(f) above to utilize all or a portion of such insurance proceeds to replace, repair or restore the relevant Collateral, upon the request of Secured Party, TCS shall place into an account under Secured Party's control (the "Insurance Proceeds Account") the amount of net insurance proceeds to be utilized for such contemplated replacement, repair or restoration, pursuant to agreements in form, scope and substance reasonably satisfactory to Secured Party (including a pledge of such Insurance Proceeds Account as additional security for the Debt). The Insurance Proceeds Account, including all earnings thereon, if any, shall be available to TCS solely for the replacement, repair or restoration of the Collateral suffering the applicable injury, loss or damage; provided, however, that at any time that a Default or Event of Default shall occur and be continuing, the balance of the Insurance Proceeds Account, together with all earnings thereon, may be immediately applied by Secured Party to repay the Debt in such order as Secured Party shall elect in its discretion. Secured Party shall be entitled to require proof, as a condition to TCS making of any withdrawal from the Insurance Proceeds Account, that the amount of such withdrawal is being applied for the purposes permitted hereunder. Additionally, any proceeds of the Insurance Proceeds Account may be made available and advanced by Secured Party directly to TCS, or directly to suppliers, manufacturers, contractors and other persons entitled to payment in accordance with and subject to reasonable conditions to disbursements as Secured Party may impose to assure that such replacement, repair or restoration of the relevant Collateral is paid for and performed and that no Liens arise by reason thereof.

                  (h) No Inventory nor Equipment shall be located at any location, other than the locations set forth on Schedule 1 attached hereto, which has not been disclosed in writing to Secured Party in advance of such Inventory or Equipment being located at such location and for which Financing Statements, and landlord subordinations or warehousemens' agreements, as the case may be, (if such locations are not owned by TCS) covering such portion of the Inventory or Equipment, as the case may be, have not been executed and delivered by TCS and filed for record with the appropriate Governmental Authority necessary to perfect the Liens granted hereby.

                  (i) TCS agrees to defend the Collateral and its proceeds against all claims and demands of any Person at any time claiming the Collateral.

         4.2 If TCS fails to comply with any of its agreements, covenants or obligations under this Agreement or any other Loan Document, after giving effect to any applicable cure period, Secured Party (in TCS's name or in Secured Party's own name) may perform them or cause them to be performed for the account and at the expense of TCS, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid



SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 7 by Secured Party shall be TCS's obligations to Secured Party due and payable on demand, or if no demand is sooner made, then they shall be due on or before four
(4) years after the respective dates on which they were incurred, and each shall bear interest from the date one (1) Business Day after Secured Party demands payment for such amounts until the date TCS repays such amounts to Secured Party, at the Past Due Rate. Upon making any such payment or incurring any such expense, Secured Party shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by TCS to Secured Party pursuant to this or any other provision of this Agreement shall automatically and without notice be and become a part of the Debt and shall be secured by this and all other instruments securing the Debt. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Secured Party or any of Secured Party's officers or agents. The exercise of the privileges granted to Secured Party in this Section shall in no event be considered or constitute a cure of the default or a waiver of Secured Party's right at any time after an Event of Default to declare the Debt to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Credit Agreement, the Notes and the Loan Documents and of all rights given Secured Party by law.

                                    ARTICLE 5
                     ASSIGNMENT OF PAYMENTS; CERTAIN POWERS
                         OF SECURED PARTY; NO ASSUMPTION

         5.1 Upon the occurrence of an Event of Default and so long as it is continuing and has not been expressly waived by Secured Party in writing, Secured Party may request TCS to notify each account debtor and each other Person (each a "Collateral Obligor") obligated to make payment in respect of any of the Collateral of the Liens in such Collateral granted herein and instruct such Collateral Obligor to pay over to Secured Party, all or any part of the Collateral without making any inquiries as to the status or balance of TCS and without any notice to or further consent of TCS. If TCS does not promptly comply with such request, Secured Party may, but shall not be obligated to, directly notify each such Collateral Obligor of the Liens in the Collateral granted herein and instruct such Collateral Obligor to pay over to Secured Party, all or any part of the Collateral without making any inquiries as to the status or balance of TCS and without any notice to or further consent of TCS.

         5.2 The powers conferred on Secured Party pursuant to this Article 5 are conferred solely to protect Secured Party's interest in the Collateral and shall not impose any duty or obligation on Secured Party to perform any of the powers herein conferred. Additionally, the powers conferred on Secured Party pursuant to this Article 5 are cumulative of all other similar, related or additional powers conferred on Secured Party by the terms and provisions of
Section 9.21 of the Credit Agreement and are not intended to limit or restrict in any manner whatsoever any of such powers and rights conferred on Secured Party under the terms and provisions of the Credit Agreement or any other Loan Documents. No exercise of any of such rights provided for in this Article 5 or in the Credit Agreement shall constitute a retention of collateral in satisfaction of the indebtedness as provided for in Section 9.505 of the Uniform Commercial Code of Texas or the state or states where the applicable Collateral is located.


SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 8

                                    ARTICLE 6
                                EVENTS OF DEFAULT

         An Event of Default under the Credit Agreement shall constitute an Event of Default (herein so called) under this Agreement.

                                    ARTICLE 7
                          REMEDIES IN EVENT OF DEFAULT

         7.1 In addition to the other rights and remedies provided for in the Credit Agreement, upon the occurrence and during the continuation of an Event of
Default:

                  (a) Secured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral (TCS HEREBY WAIVES ALL CLAIMS FOR DAMAGES ARISING FROM OR CONNECTED WITH ANY SUCH TAKING, EXCEPT AS MAY BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY) and of all books, records and accounts relating thereto and to exercise without interference from TCS any and all rights which TCS has with respect to the management, possession, operation, protection, preservation, distribution or resale of the Collateral, including the right to sell or rent the same for the account of TCS and to deduct from such sale proceeds or such rents all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds or such rents, and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds or such rents on the Debt in such manner as Secured Party may elect. Before any sale, Secured Party may, at its option, complete the processing of any of the Collateral and/or repair or recondition the same to such extent as Secured Party may deem advisable and any reasonable sums expended therefor by Secured Party shall be reimbursed by TCS. Secured Party may take possession of TCS's premises to complete such processing, repairing and/or reconditioning, using the facilities and other property of TCS to do so, to store any Collateral and to conduct any sale as provided for herein, all without compensation to TCS. All costs, expenses, and liabilities incurred by Secured Party in collecting such sales proceeds or such rents, or in managing, operating, maintaining, protecting or preserving such properties, or in processing, repairing and/or reconditioning the Collateral if not paid out of such sales proceeds or such rents as hereinabove provided, shall constitute a demand obligation owing by TCS and shall bear interest from the date of expenditure until paid at the Past Due Rate, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess TCS, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this paragraph, Secured Party shall not be liable for any loss sustained by TCS resulting from any failure to sell or let the Collateral, or any part thereof, or from any other act or omission of Secured Party with respect to the Collateral unless such loss is caused by the gross negligence or willful misconduct of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

                  (b) Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the



SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 9

Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefor any of the Debt and thereafter hold the same absolutely free from any right or claim of whatsoever kind. In any such public or private sale, Secured Party may (but shall not be obligated to) submit a bid in the form of a credit against the Debt owed to Secured Party, and Secured Party or its designee may accept title to property purchased at such public or private sale. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which TCS has or may have under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Secured Party shall give TCS written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party's intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, at least ten (10) calendar days before the date fixed for a public sale, or at least (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale, the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Each Obligor, to the extent applicable, shall remain liable for any deficiency.

                  (c) Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of the state or states where the applicable Collateral is situated, and in conjunction with, in addition to or in substitution for those rights and remedies:

                           (i) Secured Party may require TCS to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

                           (ii) it shall not be necessary that Secured Party take possession of the Collateral or any part thereof before the time that any sale pursuant to the provisions of



SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 10 this Article is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

                           (iii) before application of proceeds of disposition of the Collateral to the Debt, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing, licensing, sublicensing and the like, as well as reasonable attorneys' fees and legal expenses incurred by Secured Party, each Obligor, to the extent applicable, to remain liable for any deficiency; and

                           (iv) the sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the Debt, this Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

                           (v) in the event any sale hereunder is not completed or is defective in the reasonable opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

                           (vi) any and all statements of fact made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder shall be taken as rebuttable evidence of the truth of the facts so stated; and

                           (vii) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party; and

                           (viii) demand of performance, advertisement and presence of property at sale are hereby WAIVED and Secured Party is hereby authorized to sell hereunder any evidence of debt it may hold as security for the Debt. Except as provided herein or in any other Loan Document, all demands and presentments of any kind or nature are expressly WAIVED by TCS. TCS WAIVES the right to require Secured Party to pursue any other remedy for the benefit of TCS and agrees that Secured Party may proceed against any Obligor for the amount of the Debt owed to Secured Party without taking any action against any other Obligor or any other person or entity and without selling or otherwise proceeding against or applying any of the Collateral in Secured Party's possession.

                  (d) Secured Party may apply to a court of competent jurisdiction for the appointment of a receiver, or a receiver and manager, over TCS, or any or all of the Collateral, with such duties, powers and obligations as the court making such appointment shall confirm,


SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 11 and TCS hereby irrevocably consents to the appointment of such receiver or such receiver and manager.

         7.2 All remedies expressly provided for in the Agreement are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Debt, or any part thereof, or otherwise benefiting Secured Party, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

         7.3 Secured Party may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Debt, in whole or in part, and in such portions and in such order as may seem best to Secured Party in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

         7.4 To the full extent TCS may do so, TCS agrees that TCS will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and TCS, for TCS, TCS's successors, receivers, trustees and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby WAIVE and release all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or to declare due the whole of the Debt, notice of election to mature or to declare due the whole of the Debt and all rights to a marshaling of the assets of TCS, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.1 Subject to the automatic reinstatement provisions of Section 8.21 below, upon full satisfaction of the Debt, complete performance of all of the obligations of the Obligors under the Loan Documents and final termination of Secured Party's obligations, if any, to make any further advances under any Note or to provide any other financial accommodations to any Obligor, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by TCS such security interest shall be released by Secured Party in due form and at TCS's cost.

         8.2 Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. The failure by Secured Party to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by TCS therefrom shall in any event be effective unless the same shall be in writing




SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 12 and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on TCS in any case shall of itself entitle TCS to any other or further notice or demand in similar or other circumstances. Acceptance by Secured Party of any payment in an amount less than the amount then due on the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

         8.3 Subject to Section 9.11 of the Credit Agreement, Secured Party may at any time and from time to time in writing (a) waive compliance by TCS with any covenant herein made by TCS to the extent and in the manner specified in such writing; (b) consent to TCS's doing any act which hereunder TCS is prohibited from doing, or consent to TCS's failing to do any act which hereunder TCS is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any Person liable, either directly or indirectly, for the Debt or for any covenant herein or in any other instrument now or hereafter securing the payment of the Debt, without impairing or releasing the liability of any other Person. No such act shall in any way impair the rights of Secured Party hereunder except to the extent specifically agreed to by Secured Party in such writing.

         8.4 Secured Party shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

         8.5 The Liens and other rights of Secured Party hereunder shall not be impaired by any indulgence, moratorium or release granted by Secured Party, including but not limited to (a) any renewal, extension or modification which Secured Party may grant with respect to the Debt; (b) any surrender compromise, release, renewal, extension, exchange or substitution which Secured Party may grant in respect of any item of the Collateral, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor or surety of the Debt.

         8.6 A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement. TCS will cause all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party shall reasonably request and will pay all such recording, filing, re-recording, and refiling taxes, fees and other charges.

         8.7 This Agreement may be executed in several identical counterparts and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

         8.8 In the event the ownership of the Collateral or any part thereof becomes vested in a Person other than TCS, Secured Party may, without notice to TCS deal with such successor or successors in interest with reference to this Agreement and to the Debt in the same manner as with TCS, without in any way vitiating or discharging TCS's liability hereunder or upon the




SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 13

Debt. No sale of the Collateral, and no forbearance on the part of Secured Party and no extension of the time for the payment of the Debt given by Secured Party shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of TCS hereunder for the payment of the Debt or the liability of any other person hereunder for the payment of the Debt, except as agreed to in writing by Secured Party or as expressly provided in the Credit Agreement.

         8.9 Any other or additional security taken for the payment of any of the Debt shall not in any manner affect the security given by this Agreement.

         8.10 To the extent that proceeds of the Debt are used to pay indebtedness secured by any outstanding Lien against the Collateral, such proceeds have been advanced by Secured Party at TCS's request, and Secured Party shall be subrogated to any and all Liens owned by any owner or holder of such outstanding Lien, irrespective of whether said Lien is released.

         8.11 If any part of the Debt cannot be lawfully secured by this Agreement, or if the Liens of this Agreement cannot be lawfully enforced to pay any part of the Debt, then and in either such event, at the option of Secured Party, all payments on the Debt shall be deemed to have been first applied against that part of the Debt.

         8.12 Subject to Section 9.11 of the Credit Agreement, this Agreement shall not be changed orally but shall be changed only by agreement in writing signed by TCS and Secured Party. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

         8.13 Any notice, request or other communication required or permitted to be given hereunder shall be given as provided in the Credit Agreement.

         8.14 This Agreement shall be binding upon TCS, and the trustees, receivers, successors and assigns of TCS, including all successors in interest of TCS in and to all or any part of the Collateral, and shall benefit Secured Party and its successors and assigns.

         8.15 If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Secured Party for having bargained for and obtained it.

         8.16 Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as TCS requests in writing, but failure of Secured Party to comply with such request shall not of itself be deemed a failure to have exercised reasonable care, and no failure of Secured Party to take any action so requested by TCS shall be deemed a failure to exercise reasonable care in the


SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 14 custody or preservation of such Collateral. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party to take any steps to preserve rights against prior parties or to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party, its successors and assigns, being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party and, as provided by the Credit Agreement, to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any of the Debt or to hold the same for the account and order of TCS.

         8.17 In the event TCS instructs Secured Party, in writing or orally, to deliver any or all of the Collateral to a third Person, and Secured Party agrees to do so, the following conditions shall be conclusively deemed to be a part of Secured Party's agreement, whether or not they are specifically mentioned to TCS at the time of such agreement: (i) Secured Party shall not assume any responsibility for checking the genuineness or authenticity of any Person purporting to be a messenger, employee or representative of such third Person to whom TCS has directed Secured Party to deliver the Collateral, or the genuineness or authenticity of any document of instructions delivered by such Person; (ii) TCS will be considered by requesting any such delivery to have assumed all risk of loss as to the Collateral; (iii) Secured Party's sole responsibility will be to deliver the Collateral to the Person purporting to be such third Person described by TCS, or a messenger, employee or representative thereof; and (iv) Secured Party and TCS hereby expressly agree that the foregoing actions by Secured Party shall constitute reasonable care.

         8.18 The pronouns used in this Agreement are in the masculine and neuter genders but shall be construed as feminine, masculine or neuter as occasion may request. "Secured Party", "Obligor" and "TCS" as used in this Agreement include the heirs, devisees, successors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, and successors and assigns of those parties.

         8.19 The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Terms used in this Agreement which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to."

         8.20 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         8.21 TCS agrees that, if at any time all or any part of any payment previously applied by Secured Party to the Debt is or must be returned by Secured Party, or recovered from Secured Party, for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made, and, in addition, TCS hereby agrees to indemnify Secured Party against, and to save and hold Secured




SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 15

Party harmless from any required return by Secured Party, or recovery from Secured Party, of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

         8.22 Secured Party may from time to time and at any time, without any necessity for any notice to or consent by TCS or any other Person, release all or any part of the Collateral from the security interests of this Agreement, with or without cause, including as a result of any determination by Secured Party that the Collateral or any portion thereof contains or has been contaminated by or releases or discharges any hazardous or toxic waste, material or substance.

         8.23 THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first written hereinabove.

                                      "TCS"

                                      TIDEL CASH SYSTEMS, INC.


                                      By:
                                           -------------------------------------
                                           Mark K. Levenick,
                                           President and Chief Executive Officer


                                      "Secured Party"

                                      CHASE BANK OF TEXAS, N.A.,
                                      a national banking association


                                      By:
                                           -------------------------------------
                                           Joanne Bramanti,
                                           Vice President




Schedule 1 - Inventory and Equipment Location




SECURITY AGREEMENT (PERSONAL PROPERTY) - Page 16

                                   SCHEDULE 1
                                       TO
                     SECURITY AGREEMENT (PERSONAL PROPERTY)


                        Inventory and Equipment Location


5847 San Felipe, Suite 900
Houston, Texas 77057



                                   SCHEDULE 1